UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 9, 2003

Teleflex Incorporated

(Exact name of registrant as specified in its chapter)

Delaware	1-5353	23-1147939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 West Germantown Pike
Suite 450
Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 834-6301

(Former name or former address, if changed since last report)

Item 7(c). Exhibits

99.1 Press Release of Teleflex Incorporated dated September 9, 2003 reporting Teleflex Incorporated’s revised earnings projections for the third quarter of 2003.

Item 9. Regulation FD Disclosure; and

Item 12. Results of Operations and Financial Condition

               On September 9, 2003, Teleflex Incorporated issued a press release announcing its revised earnings projections for the third quarter of 2003.

               A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEFLEX INCORPORATED

/s/ Joan W. Schwartz

Joan W. Schwartz
Associate General Counsel and Assistant Secretary
Date: September 9, 2003

EXHIBIT INDEX

99.1	Press Release dated September 9, 2003